EXHIBIT 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

OF PLAINS GP HOLDINGS, L.P.

PURSUANT TO 18 U.S.C. 1350

I, Greg L. Armstrong, Chief Executive Officer of Plains GP Holdings, L.P. (the “Company”), hereby certify that:

(i)                                     the accompanying report on Form 10-K for the period ended December 31, 2013 and filed with the Securities and Exchange Commission on the date hereof (the “Report”) by the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)                                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Greg L. Armstrong
Name: Greg L. Armstrong
Date: March 12, 2014